EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of American Mold Guard, Inc. (the “Company”) on Form S-3 (File No. 333-146081) of our report dated March 26, 2007, appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ HASKELL & WHITE LLP

Irvine, California

January 10, 2008